Exhibit 99.1

        5300 Town and Country Blvd., Suite 500
        Frisco, Texas 75034
        Telephone: (972) 668-8834
        Contact: Gary H. Guyton
        Director of Planning and Investor Relations
        Web Site:  www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
2016 FOURTH QUARTER AND ANNUAL FINANCIAL
AND OPERATING RESULTS

FRISCO, TEXAS, February 24, 2017 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2016.

Comstock produced 62 Bcfe or 169 million cubic feet equivalent ("MMcfe") per day during 2016.  Natural gas production grew 13% in 2016 to 53.7 Bcf while oil production decreased by 55% to 1.4 million barrels.  Natural gas comprised 87% of Comstock's 2016 total production as compared to 72% of total production in 2015.  Production in the fourth quarter of 2016 was 14 Bcfe or 153 MMcfe per day, which was comprised of 3,217 barrels of oil and 133 million cubic feet ("MMcf") of natural gas.  The production decline in the fourth quarter was primarily attributable to the suspension of the drilling program in June 2016, which was restarted in the fourth quarter, the Company's divestiture of certain natural gas properties in the fourth quarter, and the shut-in of certain of the Company's Haynesville shale production for offset completion activity.

Oil and natural gas prices remained low in 2016 and continued to negatively impact the Company's financial results. Comstock's average realized natural gas price, including realized hedging gains, of $2.32 per thousand cubic feet ("Mcf") in the year ended December 31, 2016 was comparable to the $2.33 per Mcf realized in the year ended December 31, 2015.  The Company's average realized oil price decreased by 17% to $38.24 per barrel in the year ended December 31, 2016 as compared to $46.19 per barrel in the year ended December 31, 2015.  Oil and gas sales (including realized gains or losses from hedging) in the year ended December 31, 2016 of $177.8 million decreased by 30% as compared to $253.7 million in the year ended December 31, 2015.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, decreased 40% to $90.9 million in the year ended December 31, 2016 from EBITDAX of $150.4 million in the year ended December 31, 2015.

In the fourth quarter of 2016, oil and natural gas prices improved as compared to the fourth quarter of 2015.  Comstock's average realized natural gas price, including realized hedging gains, increased 41% to $2.85 per Mcf in the fourth quarter of 2016 as compared to $2.02 per Mcf realized in the fourth quarter of 2015.  The Company's average realized oil price increased by 27% to $45.96 per barrel in the fourth quarter of 2016 as compared to $36.26 per barrel in the fourth quarter of 2015.  Oil and gas sales in the quarter (including realized gains from hedging) increased by 1% to $48.5 million as compared to 2015's fourth quarter sales of $48.1 million.  EBITDAX was $27.2 million in the fourth quarter of 2016 as compared to EBITDAX of $27.0 million in the fourth quarter of 2015.

Comstock reported a net loss of $135.1 million, or $11.52 per share, for the year ended December 31, 2016 as compared to a net loss of $1.0 billion, or $113.53 per share, for the year ended December 31, 2015. Excluding nonrecurring items from each period's results, the net loss for the year ended December 31, 2016 would have been $171.4 million, or $14.61 per share, as compared to a net loss of $189.2 million, or $20.51 per share, in the year ended December 31, 2015. The nonrecurring items impacting 2016 results include impairments on oil and gas properties and unevaluated leases and losses realized from divestitures of $125.5 million, an unrealized loss from derivative financial instruments of $7.5 million, an income tax charge to reflect a change in state law of $7.2 million, and a gain of $176.5 million from extinguishment of debt, less the amortization of the original issue discount from the notes issued in the debt exchange completed in September 2016.  Financial results for the year ended December 31, 2015 included impairments on oil and gas properties and unevaluated leases and losses realized from divestitures of $982.4 million, a valuation allowance on deferred tax assets of $283.6 million, unrealized gain from derivative financial instruments of $1.4 million, a net gain on extinguishment of debt of $78.7 million, and drilling rig termination fees of $1.7 million.

For the fourth quarter of 2016, Comstock reported a net loss of $54.9 million, or $4.48 per share, as compared to a net loss of $288.5 million, or $31.26 per share, for the fourth quarter of 2015.  Excluding nonrecurring items from each period's results, the net loss for the fourth quarter of 2016 would have been $31.6 million, or $2.58 per share, as compared to a net loss of $42.2 million, or $4.57 per share, in the fourth quarter of 2015.  The nonrecurring items impacting the fourth quarter 2016 results include impairments on oil and gas properties and unevaluated leases and losses realized from divestitures of $2.8 million, an unrealized loss from derivative financial instruments of $6.0 million, an income tax charge to reflect a change in state law of $3.4 million, and charges associated with the debt exchange totaling $11.1 million.  Financial results for the fourth quarter of 2015 included impairments on oil and gas properties and unevaluated leases and losses realized from divestitures of $254.9 million, a valuation allowance on deferred tax assets of $93.4 million, an unrealized gain from derivative financial instruments of $0.1 million, and a gain on extinguishment of debt of $23.2 million.

2016 Drilling Program

The highlight of 2016 was the successful results from the Company's Haynesville shale drilling program.  Despite a limited drilling budget in 2016, Comstock added 286 Bcfe of new proved oil and natural gas reserves primarily related to its Haynesville shale properties.  In addition, the Company experienced 144 Bcfe in upward revisions primarily related to the strong performance of the Haynesville shale wells drilled in 2015 and 2016.

Comstock spent $59.5 million for its drilling activities in 2016.  Comstock drilled 13 wells (7.9 net) in 2016; 11 (7.8 net) of the wells were Haynesville shale wells drilled in North Louisiana and the remaining two (0.1 net) were non-operated Eagle Ford shale wells.  Comstock's 2016 "all-in" finding costs were approximately $0.14 per Mcfe.  Eleven (6.3 net) of the wells drilled in 2016 have been completed.  The remaining two (1.6 net) wells will be completed in March 2017.

The average initial production rate of the six completed operated Haynesville wells was 24 MMcf per day.  Three of these wells have been completed since the Company's operational update.  The Pace James 5-8 #1 well in Logansport, Louisiana was drilled to a total vertical depth of 11,245 feet with a 7,593 foot lateral.  This well targeted the Haynesville shale and was tested with an initial production rate of 25 MMcf per day.  The second well, the Claybrook 15 #2 was drilled in Desoto Parish, Louisiana to a total vertical depth of 11,359 feet with a 4,389 foot lateral.  This well targeted the Haynesville shale and was tested with an initial production rate of 24 MMcf per day.  The third well, the Halsey 14 #1 was drilled in Desoto Parish, Louisiana to a total vertical depth of 11,417 feet with a 4,476 foot lateral.  This well targeted the Haynesville shale and was tested with an initial production rate of 21 MMcf per day.

The two (0.1 net) non-operated Eagle Ford shale wells that the Company participated in achieved initial production rates of 1,826 and 1,639 barrels of oil per day.  The wells had 10,000 foot laterals and were drilled 350 feet apart.  The results are very encouraging and supportive of the Company resuming development of its Eagle Ford shale properties where it has 336 identified future locations based on similar well spacing.

Comstock currently plans to drill 20 (15.5 net) additional Haynesville shale wells in 2017 and complete the 2016 wells at an estimated capital outlay of $142.9 million.  Comstock has budgeted an additional $7.0 million for other non-drilling expenditures.  The Company also has tentatively budgeted an additional $17.6 million for two (1.7 net) Bossier shale wells that may be drilled in late 2017 depending on natural gas prices.  These wells would further prove up the Bossier shale potential of its properties demonstrated by the successful Jordan well drilled in 2015.

In order to lock in the returns that the Haynesville shale drilling program can generate, the Company has, in the aggregate, hedged 72 million cubic feet per day of its 2017 natural gas production at a NYMEX equivalent of $3.38 per Mcf.

Conference Call

Comstock has planned a conference call for 10:00 a.m. central time on February 24, 2017 to discuss the 2016 operational and financial results.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 62045538 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. central time on February 24, 2017 and will continue until 2:00 p.m. March 3, 2017.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the United States).  The conference call access code is 62045538.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Oil sales	$13,601	$17,886	$53,083	$142,669
Natural gas sales	34,897	29,342	122,623	109,753
Total revenues	48,498	47,228	175,706	252,422

Operating expenses:
Production taxes	864	1,335	4,933	10,286
Gathering and transportation	3,605	4,456	15,824	14,298
Lease operating	9,447	14,852	47,696	64,502
Exploration	—	385	84,144	70,694
Depreciation, depletion and amortization	29,077	59,416	141,487	321,323
General and administrative	8,537	2,746	23,963	23,541
Loss on sale of oil and gas properties	212	307	14,315	112,085
Impairment of oil and gas properties	2,561	254,246	27,134	801,347
Total operating expenses	54,303	337,743	359,496	1,418,076

Operating loss	(5,805)	(290,515)	(183,790)	(1,165,654)

Other income (expenses):
Gain (loss) on extinguishment of debt	(1,064)	23,155	189,052	78,741
Gain (loss) from derivative financial instruments	(6,030)	971	(5,356)	2,676
Other income	102	221	872	1,275
Interest expense(1)	(38,690)	(31,872)	(128,743)	(118,592)

Total other income (expenses)	(45,682)	(7,525)	55,825	(35,900)

Loss before income taxes	(51,487)	(298,040)	(127,965)	(1,201,554)
Benefit from (provision for) income taxes	(3,446)	9,497	(7,169)	154,445
Net loss	$(54,933)	$(288,543)	$(135,134)	$(1,047,109)

Basic and diluted net loss per share	$(4.48)	$(31.26)	$(11.52)	$(113.53)

Basic and diluted weighted average shares outstanding	12,262	9,230	11,729	9,223

(1)
Includes $10.0 million and $12.6 million related to the amortization of discount recorded in connection with the debt exchange completed on September 6, 2016 for the three months and year ended December 31. 2016, respectively,  and $9.3 million and $11.9 million of interest paid in-kind related to the Company's convertible notes for the three months and year ended December 31, 2016, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

OPERATING CASH FLOW:

Net loss	$(54,933)	$(288,543)	$(135,134)	$(1,047,109)
Reconciling items:
Deferred income taxes	3,418	(9,131)	7,105	(155,249)
Depreciation, depletion and amortization	29,077	59,416	141,487	321,323
Impairment of oil and gas properties	2,561	254,246	27,134	801,347
Loss on sale of oil and gas properties	212	307	14,315	112,085
Lease impairments, rig termination fees and dry hole costs	—	385	84,144	70,694
(Gain) loss from derivative financial instruments	6,030	(971)	5,356	(2,676)
Cash settlements of derivative financial instruments	—	839	2,120	1,230
Amortization of debt discount, premium and issuance costs	11,375	1,192	17,788	5,144
Interest paid in-kind	9,284	—	11,860	—
(Gain) loss on extinguishment of debt	1,064	(23,155)	(189,052)	(78,741)
Stock-based compensation	1,089	2,088	4,660	8,149
Operating cash flow	9,177	(3,327)	(8,217)	36,197
Taxes related to equity awards vesting	—	101	—	2,044
Decrease (increase) in accounts receivable	(3,752)	4,971	(3,651)	30,248
Decrease in other current assets	151	820	169	8,112
Increase (decrease) in accounts payable and accrued expenses	25,414	4,045	(12,029)	(46,515)
Net cash provided by (used for) operating activities	$30,990	$6,610	$(23,728)	$30,086

EBITDAX:

Net loss	$(54,933)	$(288,543)	$(135,134)	$(1,047,109)
Interest expense	38,690	31,872	128,743	118,592
Provision for (benefit from) income taxes	3,446	(9,497)	7,169	(154,445)
Depreciation, depletion and amortization	29,077	59,416	141,487	321,323
Exploration	—	385	84,144	70,694
Impairment of oil and gas properties	2,561	254,246	27,134	801,347
Loss on sale of oil and gas properties	212	307	14,315	112,085
(Gain) loss from derivative financial instruments	6,030	(971)	5,356	(2,676)
Cash settlements of derivative financial instruments	—	839	2,120	1,230
(Gain) loss on extinguishment of debt	1,064	(23,155)	(189,052)	(78,741)
Stock-based compensation	1,089	2,088	4,660	8,149
Total EBITDAX	$27,236	$26,987	$90,942	$150,449

			As of
			December 31, 2016	December 31, 2015
BALANCE SHEET DATA:

Cash and cash equivalents			$65,904	$134,006
Other current assets			24,268	22,232
Property and equipment, net			798,662	1,038,420
Other			1,040	1,192
Total assets			$889,874	$1,195,850

Current liabilities			$91,707	$95,720
Long-term debt			1,044,506	1,249,330
Deferred income taxes			9,126	1,965
Asset retirement obligation			15,804	20,093
Stockholders' deficit			(271,269)	(171,258)
Total liabilities and stockholders' deficit			$889,874	$1,195,850

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2016
	East Texas/ North Louisiana	South Texas	Other	Total

Oil production (Mbbls)	15	276	5	296
Gas production (MMcf)	10,977	1,036	247	12,260
Total production (MMcfe)	11,063	2,694	278	14,035

Oil sales	$652	$12,715	$234	$13,601
Natural gas sales	31,116	3,179	602	34,897
Total oil and gas sales	$31,768	$15,894	$836	$48,498

Average oil price (per barrel)	$44.90	$46.01	$46.27	$45.96
Average gas price (per Mcf)	$2.83	$3.07	$2.44	$2.85
Average price (per Mcfe)	$2.87	$5.90	$3.01	$3.46

Production taxes	$63	$748	$53	$864
Gathering and transportation	$2,836	$718	$51	$3,605
Lease operating	$5,826	$3,233	$388	$9,477

Production taxes (per Mcfe)	$0.01	$0.28	$0.19	$0.06
Gathering and transportation (per Mcfe)	$0.26	$0.27	$0.18	$0.26
Lease operating (per Mcfe)	$0.52	$1.19	$1.40	$0.67

Oil and Gas Capital Expenditures:
Development leasehold	$—	$495	$—	$495
Development drilling	20,942	266	—	21,208
Other development	440	698	50	1,188
Total	$21,382	$1,459	$50	$22,891

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2015
	East Texas/ North Louisiana	South Texas	Other	Total

Oil production (Mbbls)	12	470	12	494
Gas production (MMcf)	13,044	1,582	303	14,929
Total production (MMcfe)	13,116	4,405	368	17,889

Oil sales	$463	$16,982	$441	$17,886
Natural gas sales	25,010	3,681	651	29,342
Natural gas hedging settlements(1)	—	—	—	839
Total natural gas including hedging	25,010	3,681	651	30,181
Total oil and gas sales including hedging	$25,473	$20,663	$1,092	$48,067

Average oil price (per barrel)	$38.45	$36.10	$40.79	$36.26
Average gas price (per Mcf)	$1.92	$2.33	$2.15	$1.97
Average gas price including hedging (per Mcf)	$1.92	$2.33	$2.15	$2.02
Average price (per Mcfe)	$1.94	$4.69	$2.97	$2.64
Average price including hedging (per Mcfe)	$1.94	$4.69	$2.97	$2.69

Production taxes	$343	$936	$56	$1,335
Gathering and transportation	$3,607	$779	$70	$4,456
Lease operating	$6,681	$7,514	$657	$14,852

Production taxes (per Mcfe)	$0.03	$0.21	$0.15	$0.07
Gathering and transportation (per Mcfe)	$0.28	$0.18	$0.19	$0.25
Lease operating (per Mcfe)	$0.50	$1.71	$1.79	$0.83

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$—	$4,080	$4,080
Development leasehold	289	—	—	289
Exploratory drilling	—	—	161	161
Development drilling	24,736	423	3	25,162
Other development	432	1,998	—	2,430
Total	$25,457	$2,421	$4,244	$32,122

(1) Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2016
	East Texas/ North Louisiana	South Texas	Other	Total

Oil production (Mbbls)	62	1,298	28	1,388
Gas production (MMcf)	47,524	5,096	1,058	53,678
Total production (MMcfe)	47,893	12,884	1,229	62,006

Oil sales	$2,360	$49,587	$1,136	$53,083
Natural gas sales	107,951	12,546	2,126	122,623
Natural gas hedging settlements(1)	—	—	—	2,120
Total natural gas including hedging	107,951	12,546	2,126	124,743
Total oil and gas sales including hedging	$110,311	$62,133	$3,262	$177,826

Average oil price (per barrel)	$38.36	$38.20	$39.77	$38.24
Average gas price (per Mcf)	$2.27	$2.46	$2.01	$2.28
Average gas price including hedging (per Mcf)	$2.27	$2.46	$2.01	$2.32
Average price (per Mcfe)	$2.30	$4.82	$2.65	$2.83
Average price including hedging (per Mcfe)	$2.30	$4.82	$2.65	$2.87

Production taxes	$1,924	$2,820	$189	$4,933
Gathering and transportation	$12,907	$2,675	$242	$15,824
Lease operating	$23,752	$22,118	$1,826	$47,696

Production taxes (per Mcfe)	$0.04	$0.22	$0.15	$0.08
Gathering and transportation (per Mcfe)	$0.27	$0.21	$0.20	$0.26
Lease operating (per Mcfe)	$0.50	$1.71	$1.49	$0.76

Oil and Gas Capital Expenditures:
Development leasehold	$975	$2,292	$—	$3,267
Development drilling	50,412	299	—	50,711
Other development	1,619	3,900	50	5,569
Total	$53,006	$6,491	$50	$59,547

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2015
	East Texas/ North Louisiana	South Texas	Other	Total

Oil production (Mbbls)	58	2,958	73	3,089
Gas production (MMcf)	39,046	7,399	1,231	47,676
Total production (MMcfe)	39,393	25,150	1,664	66,207

Oil sales	$2,662	$136,421	$3,586	$142,669
Natural gas sales	87,095	19,767	2,891	109,753
Natural gas hedging settlements(1)	—	—	—	1,230
Total natural gas including hedging	87,095	19,767	2,891	110,983
Total oil and gas sales including hedging	$89,757	$156,188	$6,477	$253,652

Average oil price (per barrel)	$46.06	$46.11	$49.64	$46.19
Average gas price (per Mcf)	$2.23	$2.67	$2.35	$2.30
Average gas price including hedging (per Mcf)	$2.23	$2.67	$2.35	$2.33
Average price (per Mcfe)	$2.28	$6.21	$3.89	$3.81
Average price including hedging (per Mcfe)	$2.28	$6.21	$3.89	$3.83

Production taxes	$2,915	$7,103	$268	$10,286
Gathering and transportation	$10,694	$3,308	$296	$14,298
Lease operating	$25,663	$36,141	$2,698	$64,502

Production taxes (per Mcfe)	$0.07	$0.28	$0.16	$0.16
Gathering and transportation (per Mcfe)	$0.27	$0.13	$0.18	$0.22
Lease operating (per Mcfe)	$0.66	$1.44	$1.62	$0.97

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$7,899	$5,073	$12,972
Development leasehold	767	—	—	767
Exploratory drilling	—	7,411	4,574	11,985
Development drilling	105,272	79,077	44	184,393
Other development	6,016	25,173	48	31,237
Total	$112,055	$119,560	$9,739	$241,354

(1)	Included in gain from derivative financial instruments in operating results.